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                                                                     Exhibit 5.1

                   [Letterhead of Wilmer, Cutler & Pickering]

                               September 26, 2002

Trimeris, Inc.
3518 Westgate Drive
Durham, North Carolina 27707

Ladies and Gentlemen:

     We have acted as securities counsel for Trimeris, Inc., a Delaware corporation (the "Company"), in connection with its filing on the date hereof with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Additional Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and issuance by the Company of 460,000 shares of the Company's common stock, par value $0.001 per share (the "Additional Common Stock"). The Company previously filed a registration statement (File No. 333-98587)(as amended, the "Registration Statement") with respect to the offering and issuance by the Company of 2,300,000 shares of the Company's common stock, par value $0.001 per share (the "Initial Common Stock"). The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

     The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act with respect to the Registration Statement to register additional securities in an amount and at a price that represents no more than 20% of the maximum aggregate offering price set forth in the Registration Statement. In connection with the Additional Registration Statement, certain legal matters related to the registration of the Additional Common Stock are being passed upon for the Company by us.

     We have examined originals, photocopies or conformed copies of all such records of the Company, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed, including without limitation a signed copy of the Registration Statement and the Additional Registration Statement and copies of the Company's bylaws and certificate of incorporation, each as amended to the date hereof (the "Charter Documents").

     As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In rendering the opinions set forth below, we have assumed that (i) all signatures on all documents examined by us are genuine; (ii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iii) each natural person signing any document reviewed by us had the legal capacity to do so; (iv) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (v) all Initial Common Stock and Additional Common Stock will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Additional Registration Statement and the prospectus; and (vi) a definitive underwriting agreement with respect to the Initial Common Stock and the Additional Common Stock will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will have become a valid and binding agreement of the Company.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and terms of the offering of such Additional Common Stock and related matters; and (ii) certificates representing the shares of Additional Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive underwriting agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Additional Common Stock) provided for therein, the shares of Additional Common Stock will be legally issued, fully paid and non-assessable.

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     We hereby consent to the filing of this opinion as an exhibit to the
Additional Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus incorporated by reference into the Additional Registration Statement. In rendering the foregoing opinion, we do not express an opinion concerning any laws other than the general corporate law of the state of Delaware and the federal laws of the United States of America.

                                    Sincerely,

                                    WILMER, CUTLER & PICKERING

                                    By:         /s/ John B. Watkins
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                                                John B. Watkins, a Partner